Exhibit T3A.7
STATE OF DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF FORMATION
CQ BOAT, LLC
     This Certificate of Formation of CQ Boat, LLC, dated December 20, 2006, is duly executed and filed by Rita Pfetzing, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et. seq.).
     FIRST. The name of limited liability company formed hereby is CQ Boat, LLC.
     SECOND. The address of the registered office of the limited liability company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19901.
     THIRD. The name and address of the registered agent for service of process on the limited liability company in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19901.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Rita Pfetzing
Rita Pfetzing
Authorized Person